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                                                                Exhibit 99(m)(i)


                                    EXHIBIT A
                                       TO
                              THE HUNTINGTON FUNDS
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                      AS AMENDED AND RESTATED MARCH 1, 2001


     1. The following classes of shares ("Classes") of the Huntington Funds (formerly, The Monitor Funds) (the "Trust) (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:


                                                             COMPENSATION
                                                          (as a percentage of
                                                           average daily net
               NAME                         DATE            asset value of
                                                             shares of the
                                                           applicable Class
                                                         held during quarter)

Money Market Fund
      Investment A Shares               May 1, 1991              0.25
      Investment B Shares              April 26, 2000            1.00

Ohio Municipal Money Market Fund
      Investment A Shares               May 1, 1991              0.25
      Investment B Shares              April 26, 2000            1.00


U.S. Treasury Money Market Fund         May 1, 1991              0.25
      Investment A Shares              April 26, 2000            1.00
      Investment B Shares

Growth Fund
      Investment A Shares               May 1, 1991              0.25
      Investment B Shares              April 26, 2000            1.00

Ohio Tax-Free Fund
      Investment A Shares               May 1, 1991              0.25
      Investment B Shares              April 26, 2000            1.00

Fixed Income Securities Fund
      Investment A Shares               May 1, 1991              0.25
      Investment B Shares              April 26, 2000            1.00

Mortgage Securities Fund
      Investment A Shares              April 26, 2000            0.25
      Investment B Shares              April 26, 2000            1.00


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
                                                             COMPENSATION
                                                          (as a percentage of
                                                           average daily net
               NAME                         DATE            asset value of
                                                             shares of the
                                                           applicable Class
                                                         held during quarter)


Income Equity Fund
      Investment A Shares             January 30, 1997           0.25
      Investment B Shares              April 26, 2000            1.00

Short/Intermediate Fixed Income
Securities Fund                       January 30, 1997           0.25
      Investment A Shares              April 26, 2000            1.00
      Investment B Shares

Michigan Tax-Free Fund
      Investment A Shares              March 31, 1998            0.25
      Investment B Shares              April 26, 2000            1.00

Intermediate Government Income Fund
      Investment A Shares              April 6, 1998             0.25
      Investment B Shares              April 26, 2000            1.00

Florida Tax-Free Money Fund
      Investment A Shares             October 21, 1998           0.25
      Investment B Shares              April 26, 2000            1.00

Dividend Capture Fund
      Investment A Shares                March 1, 2001           0.25
      Investment B Shares                March 1, 2001           1.00


International Equity Fund
      Investment A Shares                March 1, 2001           0.25
      Investment B Shares                March 1, 2001           1.00

Mid Corp America Fund
      Investment A Shares                March 1, 2001           0.25
      Investment B Shares                March 1, 2001           1.00

New Economy Fund
      Investment A Shares                March 1, 2001           0.25
      Investment B Shares                March 1, 2001           1.00


     2. SEI shall pay Brokers and Administrators a quarterly fee with respect to each Class specified above, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services in paragraph 2 of the Plan. Such fee shall be accrued daily and paid quarterly.



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Pursuant to Section 6 of the Plan, the undersigned has executed this Exhibit A as of March 1, 2001.

                                    /s/ Timothy D. Barto
                                    --------------------------------
                                    Timothy D. Barto, Vice President